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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE


     JMAR TECHNOLOGIES, INC. ANNOUNCES CALL FOR WARRANTS

     - PROCEEDS WILL BE USED TO ACCELERATE DEVELOPMENT OF HIGH-VALUE SEMICONDUCTORS FOR RAPIDLY GROWING INTERNET AND TELECOM MARKETS

SAN DIEGO, CALIFORNIA (FEBRUARY 15, 2000) - JMAR TECHNOLOGIES, INC. (NASDAQ/NMS:
JMAR) announced today that its Board of Directors has called for redemption of its Redeemable Common Stock Purchase Warrants (NASDAQ:JMARW). The 2,402,138 Warrants outstanding on February 11, 2000 represent approximately $13 million of new capital for the Company, should they all be exercised. Each Warrant will continue to be exercisable for one share of common stock at $5.50 until 5:00 p.m. (Eastern Standard Time) on March 20, 2000. After that time, the Warrants will no longer be exercisable, and holders will have the right to receive only the redemption price of $0.05 per Warrant.

John S. Martinez, Ph.D., Chairman and CEO of JMAR commented, "The anticipated capital from the Warrant exercise will enable us to significantly accelerate the establishment of our JMAR Semiconductor division as an important supplier of chips to the fast growing advanced Internet switching and telecommunications market. We plan to invest a significant portion of those proceeds in the purchase of certain high-value intellectual property which, when combined with the proprietary "cores" already developed at JSI, will give us the means to expedite the development and commercialization of our advanced telecommunications semiconductors for computer and Internet network processing and switching applications. We also plan to use these funds to: 1) expand and intensify our own in-house intellectual property development efforts and other related R&D tasks for advanced telecom; 2) complete certain licensing and complementary business arrangements in order to broaden our semiconductor product and customer base; and 3) further augment and upgrade our already comprehensive stable of advanced, high-performance semiconductor design software.

"In addition, we expect to use some of the Warrant proceeds to help "seed" the creation of one, or more, industrial alliances to complete the prototyping, demonstration and commercialization of certain high performance semiconductor manufacturing systems powered by JMAR's proprietary Britelight(TM) laser-driven advanced x-ray sources", Dr. Martinez added. "These new compact, high precision systems promise to play an important role in future semiconductor manufacturing processes involving next generation lithography and advanced imaging and metrology."


                                      more
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JMAR TECHNOLOGIES ANNOUNCES CALL FOR WARRANTS/2


The Company has named Auerbach, Pollak & Richardson, Inc. to act as Warrant Solicitation Agent and to manage the Warrant exercise and redemption program. Founded in 1908, Auerbach is a full-service investment bank specializing in meeting the needs of emerging growth companies like JMAR.

Questions and requests for information or assistance in connection with the Warrant exercise and redemption program should be directed to any of the following:

               Auerbach, Pollak & Richardson, Inc.
               Michael P. Considine (212) 508-1315
               Dana Maxey (212) 508-1355
               Fax: (212) 508-1376

               JMAR Technologies, Inc.
               Dennis E. Valentine, Chief Financial Officer
               Joseph G. Martinez, General Counsel
               (858) 535-1706
               Fax: (858) 535-1835


JMAR Technologies, Inc. is a semiconductor industry-focused company. Through its JMAR Semiconductor division, it is a provider of custom and standard high performance semiconductors for the broad electronics market. Operating under a highly efficient "fabless" strategy, JSI maintains key foundry relationships worldwide that allow the company to offer a full range of capabilities in digital, analog and mixed signal technologies to the burgeoning world communications market. Through its JMAR Precision Systems division, it provides a full range of measurement and inspection systems for high-precision, sub-micron manufacturing applications and through its JMAR Research division, it is a leading developer of proprietary advanced laser and X-ray light sources for high-value microelectronics manufacturing and metrology applications. It has also transitioned some of its key semiconductor manufacturing technology to the biochip manufacturing industry. Please visit JMAR's web site at www.jmar.com for additional information on the company.

The statements regarding JMAR's expectations of the successful introduction of new products and future sales and potential business opportunities are forward-looking statements based on current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks include the failure of future orders to materialize as expected, delays in shipment or cancellation of orders, failure of acceptance of new products, failure of advanced technology to perform as predicted and the other risks detailed in the company's Form 8-K filed on February 15, 2000, its Form 10-K and other reports filed with the SEC.



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                                                                    EXHIBIT 99.2
[LOGO]


                      IMPORTANT - IMMEDIATE ACTION REQUIRED


February 15, 2000


Dear JMARW Holder:

Enclosed is a Notice of Redemption stating that JMAR Technologies, Inc. will redeem all Redeemable Common Stock Purchase Warrants ("JMARW") for $.05 per JMARW on March 20, 2000. Because the average closing price of JMAR's common stock has exceeded $7.00 for a period of 10 consecutive trading days, our warrant agreement allows us to redeem the warrants.

As a warrant holder you may take one of the following actions:

- TAKE NO ACTION: If you take no action, we will redeem your Warrants at $.05 per Warrant and we will mail you a check after March 20, 2000.

- EXERCISE WARRANTS: You may exercise your warrants at $5.50 per JMARW for one share of JMAR common stock. The deadline for exercising your warrants is March 20, 2000.

- SELL WARRANTS: You may sell your JMARWs in the open market until March 20, 2000.

To assist you in your decision about exercising the warrants or allowing them to be redeemed, we have provided the following information about the recent performance of JMAR (common stock) and JMARW (warrant):

     JMAR recent market performance: The closing price of JMAR common stock as reported on the Nasdaq National Market System ranged from a high of $11.06 to a low of $1.50 during the period from December 1, 1999 through February 14, 2000.

     JMARW recent market performance: The closing price of the JMAR warrants as reported by the Nasdaq National Market System ranged from a high of $5.63 to a low of $0.06 during the period from December 1, 1999 through February 14, 2000.

Holders of JMARW should be advised that many factors, including this redemption call, can affect the future trading price of JMARW and should be considered in making a decision whether to purchase or sell JMARW. Current market quotations are available from Nasdaq or from your broker. If you choose to sell your JMARW rather than
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JMARW Holder
February 15, 2000
Page 2

exercise them, you should consult your broker as to the procedure for selling JMARW and for current market quotations.


INSTRUCTIONS FOR EXERCISE:

If you decide to exercise your warrants, you may either complete the documentation yourself or direct your broker to complete it for you. The procedures for exercise are listed below.

- Broker Directed Exercise: Direct your broker to exercise your JMAR warrants. The complete procedures for exercise of the JMAR warrants are set forth in the enclosed Notice of Redemption.

-  Warrant Holder Exercise:

     1. Sign the subscription form on the back of the warrant.
     2. Send the signed warrant with the full amount of the exercise price ($5.50 per JMARW exercised) to American Stock Transfer & Trust
        Company, at the address below.
     3. Refer to the complete procedures for exercise in the enclosed Notice of Redemption.
     4. Questions or assistance regarding exercise of JMARW should also be directed to JMAR's transfer agent:


                    American Stock Transfer & Trust Company
                     12039 West Alameda Parkway, Suite Z-2,
                            Lakewood, Colorado 80228
                            Telephone: 303-984-4100
                             Attention: John Harmon


We encourage you to carefully review all of the documentation that has been provided to you, as well as all publicly available information. You may read and copy any document that JMAR has filed at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC, 20549 or at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, DC, 20006. JMAR's SEC filings since May, 1996 are also available to you free of charge at the SEC's web site at http://www.sec.gov. You may also obtain copies of these documents by contacting JMAR at (858) 535-1706.